Exhibit 10(k)

FOURTH AMENDMENT TO CREDIT AGREEMENT AND CONSENT

This Fourth Amendment to Credit Agreement and Consent (this “Amendment”) is made and entered into as of January     , 2012 by and between VIDEO DISPLAY CORPORATION, a Georgia corporation (“Parent”), LEXEL IMAGING SYSTEMS, INC. (“Lexel”), Z-AXIS, INC. (“Z-Axis”), TELTRON TECHNOLOGIES, INC. (“Teltron”) and AYDIN DISPLAYS, INC. (“Aydin” and together with Lexel, Z-Axis and Teltron, collectively, the “Subsidiaries”; and the Subsidiaries, together with Parent, collectively, the “Borrowers”) and RBC BANK (USA), as administrative agent (the “Agent”), and RBC BANK (USA), as a lender (“RBC”), and COMMUNITY & SOUTHERN BANK (“CSB”), as a lender (RBC and CSB, the “Lenders”);

W I T N E S S E T H:

WHEREAS, the Borrowers, FOX INTERNATIONAL, LTD., INC. (“Fox”), the Agent and the “Lenders have made and entered into that certain Credit Agreement, dated as of December 23, 2010, as amended by that certain Amendment to Credit Agreement and Consent, dated as of May 26, 2011 (the “First Amendment”), as amended by that certain Amendment to Credit Agreement and Consent, dated as of July 26, 2011 (the “Second Amendment”), as amended by that certain Third Amendment to Credit Agreement (the “Third Amendment”), dated as of September 1, 2011 (the “Original Credit Agreement” and, as amended hereby, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement);

WHEREAS, pursuant to the Original Credit Agreement, the Agent and Lenders have extended to the Borrowers and Fox a credit facility consisting of (i) the Aggregate Revolving Loan Commitment in the original principal amount of up to $17,500,000 and subsequently reduced to $15,000,000 pursuant to the First Amendment (and including a $1,000,000 Swingline Loan sub-facility added pursuant to the Second Amendment), (ii) the Term Loan A Commitment in the original principal amount of up to $3,500,000, and (iii) the Term Loan B Commitment in the original principal amount of up to $3,000,000;

WHEREAS, Fox has been released from the Original Credit Agreement and Loan Documents pursuant to the First Amendment;

WHEREAS, the Borrowers desire to permit the repayment by Parent of the Subordinated Debt owing by the Parent to Ordway, to obtain the Agent’s and Lenders’ consent to the Parent’s purchase of the Stingray Note (as defined herein) and to amend certain provisions of the Credit Agreement in connection therewith, and the Agent and the Lenders are willing to agree to the same on the terms and conditions set forth herein;

NOW THEREFORE, for and in consideration of the foregoing and for ten dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.

Amendments to Credit Agreement

Section 1.1 Definition Amendments. The following definitions are hereby added in Section 1.1 of the Credit Agreement to read in their entirety as follows:

“Stingray” means Stingray 56, Inc., a Florida corporation.

“Stingray Note” means the promissory note, dated as of July 23, 2010, from Stingray to Hetra Secure Solutions Corporation (now known as HSBP Holdings, Inc.), in the face principal amount of $702,485.31, as assigned to Parent by HSBP Holdings, Inc. pursuant to the Stingray Note Purchase Agreement and related documents.

“Stingray Note Purchase Agreement” means the Note Purchase Agreement, dated as of December 2, 2011, between HSBP Holdings, Inc. and the Parent.

“Permitted Ordway Sub Debt Repayment” means repayment(s) of Parent’s Subordinated Debt owing to Ordway, provided (i) the aggregate principal amount of such repayment(s) does not exceed $1,100,000, (ii) the repayment(s) are effected on or prior to January 31, 2012, (iii) after such repayment(s), all Subordinated Debt owing to Ordway shall have been repaid in full and none shall then be outstanding, and (iv) no Default or Event of Default then exists or would be caused by such repayment(s).

Section 1.2 Amendment. Section 6.11 of the Credit Agreement is hereby amended in its entirety to read as follows:

6.11 Use of Proceeds. Use the proceeds of (a) the Revolving Loan for working capital and to make Permitted Ordway Sub Debt Repayment, and (b) the Term Loan A and the Term Loan B to refinance existing debt owing to RBC Bank (USA).

Section 1.3 Amendment. A new Section 7.02(h) is hereby added to the Credit Agreement to read in its entirety as follows:

(h) The Investment by Parent arising from its purchase of the Stingray Note pursuant to the Stingray Note Purchase Agreement, provided the amount of such Investment shall not exceed $250,000.

Section 1.4 Amendment. A new Section 7.02(i) is hereby added to the Credit Agreement to read in its entirety as follows:

(i) Investments arising from Permitted Ordway Sub Debt Repayments.

Section 1.5 Amendment. Section 7.6 of the Credit Agreement is hereby amended in its entirety to read as follows:

7.6 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment (other than Permitted Share Repurchases and Permitted Ordway Sub Debt Repayments), or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests, if any Default or Event of Default shall have occurred and be continuing at the time of any such Restricted Payment or would result therefrom.

ARTICLE 2.

Consent

Section 2.1 Consents. (a) The Agent and the Lenders hereby consent to the Parent’s purchase of the Stingray Note pursuant to the Stingray Note Purchase Agreement, provided the maximum aggregate amount payable by the Borrowers for the purchase of the Stingray Note shall not exceed $250,000. (b) The Agent and the Lenders hereby consent to the Permitted Ordway Sub Debt Repayments.

Section 2.2 No Additional Investment in/Acquisition of Stingray Assets. Notwithstanding anything to the contrary herein, nothing herein shall be construed as a consent by the Agent and the Lenders to any Borrower’s acquisition of all or any portion of the assets of Stingray or any equity securities of Stingray, whether by foreclosure, deed-in-lieu, purchase or otherwise, and regardless of whether any additional consideration is paid or payable therefor. Any such transaction shall require the additional written consent of the Agent and the Lenders.

ARTICLE 3.

Conditions to Effectiveness

Section 3.1 Conditions. The amendments to the Credit Agreement and the consent set forth in this Amendment shall become effective as of date (the “Effective Date”) after all of the conditions set forth in this Article hereof shall have been satisfied to Agent’s and Lenders’ sole discretion.

Section 3.2 Execution of Amendment. The Borrowers shall have executed and delivered this Amendment.

Section 3.3 Confirmation of Ordway Guaranty. Guarantor shall have executed and delivered a confirmation of his Guaranty agreement and other Loan Documents executed by him in favor of the Agent and the Lenders, which confirmation shall be in form and substance satisfactory to the Agent and the Lenders.

Section 3.4 Representations and Warranties. (a) As of the Effective Date, the representations and warranties set forth in the Credit Agreement, and the representations and warranties set forth in each of the Loan Documents, shall be true and correct in all material respects; (b) as of the Effective Date, no Defaults or Events of Default shall have occurred and be continuing; and (c) the Agent and the Lenders shall have received from the Borrower a certificate dated the Effective Date, certifying the matters set forth in subsections (a) and (b) of this Section, which certificate shall be in form and substance satisfactory to the Agent and the Lenders.

Section 3.5 Fee. The Borrowers shall have paid to the Agent, for the ratable benefit of the Lenders, a consent and amendment fee in the amount of $5,000, which fee has been fully earned by the Lenders and is non-refundable in its entirety.

Section 3.6 Expenses. The Borrowers shall have paid all costs and expenses of the Agent and the Lenders in connection with the transactions contemplated hereby, including fees and expenses of the Agent’s and the Lenders’ counsel, and any other out-of-pocket expenses of the Agent and the Lenders.

ARTICLE 4.

Miscellaneous

Section 4.1 Entire Agreement; No Novation or Release. This Amendment, together with the Loan Documents, as in effect on the Effective Date, reflects the entire understanding with respect to the subject matter contained herein, and supersedes any prior agreements, whether written or oral. This Amendment is not intended to be, and shall not be deemed or construed to be, a satisfaction, novation or release of the Credit Agreement or any other Loan Document. Except as expressly amended hereby, all representations, warranties, terms, covenants and conditions of the Credit Agreement and the other Loan Documents shall remain unamended and unwaived and shall continue in full force and effect.

Section 4.2 Fees and Expenses. All fees and expenses of the Agent and Lenders incurred in connection with the issuance, preparation and closing of the transactions contemplated hereby shall be payable by the Borrowers promptly upon the submission of the bill therefor. If the Borrowers shall fail to promptly pay such bill, the Agent and Lenders are authorized to pay such bill through an Advance of funds under the Revolving Facility or by debiting the Borrowers’ accounts with the Agent and Lenders to pay the same.

Section 4.3 Choice of Law; Successors and Assigns. This Amendment shall be construed and enforced in accordance with and governed by the internal laws (as opposed to the conflicts of laws provisions) of the State of Georgia. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment may be signed in multiple counterparts.

WITNESS the hand and seal of each of the undersigned as of the date first written above.

Agent:

RBC BANK (USA), as Agent

By:
Name:
Title:

RBC: RBC BANK (USA), as a Lender

By:
Name:
Title:

CSB: COMMUNITY & SOUTHERN BANK, as a Lender

By:
Name:
Title:

BORROWERS:

VIDEO DISPLAY CORPORATION

By:	/s/ Ronald D. Ordway
Ronald D. Ordway, Chief Executive Officer

LEXEL IMAGING SYSTEMS, INC.

By:	/s/ Ronald D. Ordway
Ronald D. Ordway, Chief Executive Officer

Z-AXIS, INC.

By:	/s/ Ronald D. Ordway
Ronald D. Ordway, Chief Executive Officer

TELTRON TECHNOLOGIES, INC.

By:	/s/ Ronald D. Ordway
Ronald D. Ordway, Chief Executive Officer

AYDIN DISPLAYS, INC.

By:	/s/ Ronald D. Ordway
Ronald D. Ordway, Chief Executive Officer